UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2024

Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2024, Omega Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Shared Space Arrangement (collectively, the “A&R SSAs”) with each of Apriori Bio, Inc. (“Apriori”) and Prologue Medicines, Inc. (formerly Flagship Labs 89, Inc.) (“Prologue”) and a Shared Space Arrangement (collectively, with the A&R SSAs, the “SSAs”) with Flagship Labs 107, Inc. (“FL 107”), each effective as of November 18, 2024 (the “Effective Date”), pursuant to which the Company agreed to sublease an aggregate of (i) approximately 21,764 rentable square feet from the Effective Date until April 1, 2025 (the “April Effective Date”) and (ii) approximately 22,350 rentable square feet from the April Effective Date until August 31, 2026 (the “Termination Date”), in each case, located at 140 First Street, Cambridge, Massachusetts, 02141 (the “Premises”). The Company leases an aggregate of approximately 89,246 rentable square feet of office and laboratory space (consisting of approximately 78,380 rentable square feet for shared space arrangements) located at the Premises pursuant to its lease (the “Lease”) with ARE-MA Region No. 94, LLC (the “Landlord”). Each A&R SSA amends and restates, in its entirety, the prior arrangements entered into between the Company and each of Apriori and Prologue, dated as of August 1, 2023, as further amended on July 1, 2024, and as amended and restated on September 1, 2024. Each of Apriori, Prologue and FL 107 is a “Licensee” under their respective SSA and an affiliate of Flagship Pioneering, Inc., a significant stockholder of the Company.

The term of each SSA is subject to amendment by the mutual agreement among the Company, the Licensee and the Landlord. Each SSA provides that the respective Licensee will pay to the Company a monthly license fee that is a proportionate share of the actual base rent, operating expenses and other costs for the use and occupancy of the subleased portion of the Premises charged by the Landlord under the Lease and paid by the Company. Such proportionate share will be (i) in the case of each of Apriori and Prologue, 12.9% from the Effective Date until the April Effective Date and 13.2% thereafter until the Termination Date and (ii) in the case of FL 107, 2.0% from the Effective Date through the Termination Date. The Company may terminate any SSA and require the applicable Licensee to immediately vacate the Premises if such Licensee causes a default under the Lease, is in default of any provision in the SSA or acts in a manner deemed by the Company, in its sole discretion, as dangerous or threatening.

Each SSA contains customary covenants, obligations and indemnities in favor of either party.

The foregoing description of the SSAs is a summary and is qualified in its entirety by reference to the SSAs, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024 (the “Transition Date”), Mahesh Karande tendered his resignation as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, effective immediately. On the Transition Date, the Board appointed Kaan Certel, Ph.D., the Company’s Chief Business Officer, to serve as the Company’s President and Chief Executive Officer and elected Dr. Certel to serve as a Class I director to fill the vacancy on the Board created by Mr. Karande’s resignation, in each case, effective immediately.

Dr. Certel, 54, served as the Company’s Chief Business Officer from May 28, 2024 to November 14, 2024. Previously, Dr. Certel served as the Chief Business Officer at BioCity Biopharma (“BioCity”), a clinical-stage oncology company, from September 2023 to May 2024. Prior to his role at BioCity, Dr. Certel was Head of Oncology External Innovation at Sanofi, a global pharmaceutical company, from May 2017 to September 2023. Dr. Certel received a Ph.D. in Genetics from the University of Iowa and completed a postdoctoral fellowship at the Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology. The Board believes Dr. Certel is qualified to serve on the Board due to his extensive scientific expertise and business development experience in the biopharmaceutical industry.

In connection with Dr. Certel’s appointment, the Company and Dr. Certel entered into an amended and restated employment agreement (the “Employment Agreement”), pursuant to which Dr. Certel will serve as President and Chief Executive Officer and will receive an annual base salary of $520,000 and will have a target annual bonus amount equal to 50% of his annual base salary. Under the Employment Agreement, if the Company terminates Dr. Certel’s employment without “cause” or he resigns for “good reason” (in each case, within the meaning of the Employment Agreement), subject to his timely executing a release of claims and continued compliance with certain restrictive covenants, Dr. Certel will be entitled to receive (i) an amount equal to 0.75 times his annual base salary, payable in the form of salary continuation in regular installments over the 9-month period following termination, (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) payment for continued health coverage pursuant to COBRA, less the amount he would have paid for coverage as an active employee, for up to 9 months following termination. If we terminate Dr. Certel’s employment without “cause” or he resigns for “good reason,” in either case, on or within 12 months following a “change in control” (within the meaning of the Employment Agreement), then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and continued compliance with certain restrictive covenants, Dr. Certel will be entitled to receive (a) severance equal to one times his annual base salary payable in equal installments over the 12-month period following termination, (b) payment of any earned but unpaid annual bonus for the year prior to the year of termination, (c) payment for continued health coverage pursuant to COBRA, less the amount he would have paid for coverage as an active employee, for up to 12 months following termination, (d) a lump sum payment equal to one times his annual target bonus for the year of termination and (e) full accelerated vesting of all unvested equity or equity-based awards that vest solely based on continued employment or service. In addition, in connection with Dr. Certel’s appointment, the Company approved the grant of a stock option to purchase 340,000 shares of the Company’s common stock to Dr. Certel, effective November 15, 2024, which option vests as to 25% of the underlying shares on the first anniversary of the date of grant and in equal quarterly installments over the following three years.

There is no arrangement or understanding between Dr. Certel and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between either of Dr. Certel and any of the Company’s other directors or executive officers.

In connection with Mr. Karande’s separation from the Company, the Company and Mr. Karande have entered into a separation agreement and release (the “Separation Agreement”), pursuant to which Mr. Karande will be entitled to receive, unless he timely revokes the Separation Agreement, (i) continued payment of his base salary during the period beginning on his separation date and ending on the earlier of May 25, 2025 or the date he commences full-time employment with a subsequent employer or is retained as a full-time consultant (the “Severance Period”), (ii) payment for continued health coverage pursuant to COBRA, less the amount he would have paid for coverage as an active employee, during the Severance Period, (iii) an amount equal to 50% of his target annual bonus for 2024 payable in November 2024, and, unless Mr. Karande commences full-time employment with a subsequent employer or is retained as a full-time consultant, an additional amount in respect of the remaining 50% of his 2024 annual bonus based on the Board’s determination of the achievement of applicable performance criteria, payable on or about the date on which annual bonuses for 2024 are paid in the ordinary course to actively employed senior executives of the Company, but in no event later than March 15, 2025, (iv) a lump sum payment of $250,000 if during the Severance Period the Company enters into a business development transaction meeting specified criteria, and (v) continued vesting of his time-based options during the Severance Period, and extended exercisability of his exercisable Company stock options until May 25, 2025. The Separation Agreement restricts Mr. Karande from transferring any Company common stock he owns until May 25, 2025 and further provides that Mr. Karande will provide consulting services as reasonably requested by the Company until May 25, 2025. Mr. Karande’s benefits under the Separation Agreement are subject to his continued compliance with his obligations under the Separation Agreement, including certain restrictive covenants.

The foregoing descriptions of the Employment Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Separation Agreement, respectively, copies of which are attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Events.

On November 14, 2024, the Company posted a corporate presentation to its website that representatives of the Company may use from time to time in presentations or discussions with investors, analysts or other parties. A copy of the presentation is being furnished as Exhibit 99.1, which is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Shared Space Arrangement by and between Omega Therapeutics, Inc. and Apriori Bio, Inc., effective November 18, 2024.

10.2	Amended and Restated Shared Space Arrangement by and between Omega Therapeutics, Inc. and Prologue Medicines, Inc. (formerly Flagship Labs 89, Inc.), effective November 18, 2024.

10.3	Shared Space Arrangement by and between Omega Therapeutics, Inc. and Flagship Labs 107, Inc., effective November 18, 2024.

10.4	Amended and Restated Employment Agreement, by and between Omega Therapeutics, Inc. and Kaan Certel, Ph.D., effective November 14, 2024.

10.5	Separation Agreement and Release, by and between Omega Therapeutics, Inc. and Mahesh Karande, effective November 26, 2024.

99.1	Corporate Presentation by Omega Therapeutics, Inc. dated November 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2024	Omega Therapeutics, Inc.

	By:	/s/ Barbara Chan
Barbara Chan Chief Accounting Officer and Senior Vice President, Finance